Exhibit 1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of April 21, 2017 (the “Effective Date”), is made by and among Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Distressed Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Summit Trading L.P., BlueMountain Credit Opportunities Master Fund I L.P., BlueMountain Kicking Horse L.P., BlueMountain Strategic Credit Master Fund L.P. and BlueMountain Timberline Ltd, on the one hand (each a “Transferor” and, collectively, the “Transferors”), on the one hand (each a “Transferor” and, collectively, the “Transferors”) and MARNEU HOLDING COMPANY and KF INVESTORS LLC, on the other hand (each a “Transferee” and, collectively, the “Transferees” and, together with the Transferors, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Transferors hold, in the aggregate, the 1,212,417 shares of Common Stock, par value $0.01 per share (the “Shares”) of Eastman Kodak Company (the “Company”), all of which are registered on Form S-3 (the “Registered Shares”), as more particularly detailed on Schedule A; and

WHEREAS, the Transferors desire to transfer 100% of the Shares listed on Schedule A (the “Transferred Securities”) to the Transferees in accordance with the terms hereof and the Transferees desire to acquire the Transferred Securities in accordance with the terms hereof (such transactions are hereafter referred to as the “Transfer”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Parties agree as follows:

1. Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing (a) the Transferees hereby agree to acquire from the Transferors and the Transferors hereby agree to assign, transfer, and convey to the Transferees all of their right, title and interest in, to, and under the Transferred Securities as more particularly detailed on Schedule A; and (b) the Transferees agree to pay via wire transfer in accordance with Section 2 below to the Transferors an aggregate purchase price of Thirteen Million Thirty-Three Thousand Four Hundred Eighty-Two Dollars and Seventy-Five Cents ($13,033,482.75) as more particularly detailed on Schedule A (the “Purchase Price”) in exchange for the Transferred Securities.

2. Closing. The closing of the Transfer (the “Closing”) shall take place on (a) the third business day following approval by the Company’s transfer agent of the Transfer, or (b) at such other time and date as may be agreed by the Parties. At the Closing, (A) the Transferors shall deliver or cause to be delivered to the Transferees appropriately executed assignments or other instruments of transfer with respect to the Transferred Securities, and (B) the Transferees shall deliver to the Transferors payments, by wire transfers of immediately available funds to accounts designated in writing by Transferees, in amount equal to the Purchase Price. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

3. Representations and Warranties of the Transferees. Each Transferee represents and warrants, as of the date hereof and as of the Closing Date, to the Transferors that: (a) such Transferee has the right, power, and authority to execute, deliver, and fully perform its obligations under this Agreement, without violation of any applicable law, rule, regulation or court order and without the necessity of obtaining any consent or approval from any governmental or regulatory authority; (b) this Agreement has been duly executed and is a binding and valid agreement enforceable against each Transferee in accordance with its terms; (c) such Transferee is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)); (d) such Transferee (i) recognizes that the Transferred Securities are speculative in nature; (ii) has not relied on the Transferors, BlueMountain Capital Management, LLC (“BlueMountain”), any other funds and accounts managed by BlueMountain, any other affiliates of BlueMountain or any of the respective current and former partners, shareholders, members, managers, officers, directors, employees, representatives and agents of any of the foregoing (collectively with the Transferors, the “BlueMountain Persons”) in connection with any securities or tax matters related to the Transfer; (iii) is acquiring the Transferred Securities for its own account for investment purposes and not with a view to the distribution thereof; and (iv) will not sell, transfer, pledge, hypothecate, alienate, or otherwise assign or dispose of the Transferred Securities unless such disposition is registered under the Securities Act or is exempt from registration thereunder; (e) such Transferee has, independently and without reliance upon the Transferors, BlueMountain, any of the other BlueMountain Persons, or any of their respective officers, directors, agents or advisors, and based upon such information concerning the Transfer that such Transferee has obtained from whatever sources it deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the Transfer; and (f) such Transferee believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the Transfer and of protecting its own interests in connection with the Transfer.

4. Representations and Warranties of the Transferors. Each Transferor represents and warrants, as of the date hereof and as of the Closing Date, to the Transferees that (a) such Transferor has the right, power, and authority to execute, deliver, and fully perform its obligations under this Agreement, without violation of any applicable law, rule, regulation or court order and without the necessity of obtaining any consent or approval from any governmental or regulatory authority; (b) this Agreement has been duly executed and is a binding and valid agreement enforceable against such Transferor in accordance with its terms; (c) such Transferor owns the Transferred Securities, free and clear of any security interest, lien, charge, or other encumbrance of any nature whatsoever; (d) neither such Transferor nor any person authorized by such Transferor, as agent or otherwise, has offered all or any part of the Transferred Securities for sale to, or solicited offers to buy the same from, any person other than the Transferees; (e) such Transferor has, independently and without reliance upon the Transferees, and based upon such information concerning the Transfer that such Transferor has obtained from whatever sources it deemed appropriate, reliable and adequate, made its own investment analysis and decision to consummate the Transfer; (f) such Transferor believes that, by reason of its business and financial experience, it is capable of evaluating the merits and risks of the Transfer and of protecting its own interests in connection with the Transfer and (g) the Transferors and/or affiliates thereof have negotiated concurrently with this Agreement separate agreements with (i) Southeastern Asset Management, Inc. and/or its affiliates and (ii) George Karfunkel and/or his affiliates, in each case, for the sale of shares of the Company at the same per share purchase price as this Agreement (and, as of the date hereof, such separate agreements have been executed or the Transferors and/or affiliates thereof expect such separate agreements to be executed concurrently with this Agreement or shortly thereafter).

5. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transfer and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(i) by unanimous written consent of the Parties; or

(ii) by any Party, if the Closing does not occur on or prior to June 2, 2017 (the “Outside Date”);

6. Further Assurances. Each Party hereby covenants and agrees that it will, at the sole cost and expense of the requesting Party, execute and deliver such documents and take such further actions as another Party may from time to time reasonably request as being necessary or desirable to carry out the intent and purposes of this Agreement.

7. Binding Effect; Governing Law. This Agreement shall bind and benefit the Parties, their representatives, and their permitted assignees and successors in interest. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of the conflict of laws thereof.

8. Entire Agreement. This Agreement constitutes the entire agreement between the Parties governing this Agreement. This Agreement may be modified, superseded, or terminated only in writing signed by each of the Parties to be affected.

9. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TRANSFERORS:

Blue Mountain Credit Alternatives Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Distressed Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Guadalupe Peak Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Montenvers Master Fund SCA SICAV-SIF
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Summit Trading L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Credit Opportunities Master Fund I L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

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BlueMountain Kicking Horse L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Strategic Credit Master Fund L.P.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

BlueMountain Timberline Ltd.
By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ DAVID M. O’MARA
Name: David M. O’Mara
Title: Deputy General Counsel

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TRANSFEREE:

MARNEU HOLDING COMPANY

By:	/s/ PHILIPPE D. KATZ
Name:	Philippe D. Katz
Title:	Partner

KF INVESTORS LLC

By:	/s/ PHILIPPE D. KATZ
Name:	Philippe D. Katz
Title:	Partner

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Schedule A

Schedule of Shareholdings and Transfers

Transferor	Total Shares	Registered Shares	Legended Shares	Transferee	Total Transferred Securities	Purchase Price
Blue Mountain Credit Alternatives Master Fund L.P.	486,837	486,837	0	Marneu Holding Company	486,837	$5,233,497.75
BlueMountain Montenvers Master Fund SCA SICAV-SIF	110,312	110,312	0	Marneu Holding Company	110,312	$1,185,854.00
BlueMountain Guadalupe Peak Fund L.P.	8,851	8,851	0	Marneu Holding Company	8,851	$95,148.25
BlueMountain Guadalupe Peak Fund L.P.	22,305	22,305	0	KF Investors LLC	22,305	$239,778.75
BlueMountain Distressed Master Fund L.P.	57,540	57,540	0	KF Investors LLC	57,540	$618,555.00
BlueMountain Summit Trading L.P.	79,048	79,048	0	KF Investors LLC	79,048	$849,766.00
BlueMountain Credit Opportunities Master Fund I L.P.	310,484	310,484	0	KF Investors LLC	310,484	$3,337,703.00
BlueMountain Kicking Horse L.P.	41,009	41,009	0	KF Investors LLC	41,009	$440,846.75
BlueMountain Strategic Credit Master Fund L.P.	43,109	43,109	0	KF Investors LLC	43,109	$463,421.75
BlueMountain Timberline Ltd.	52,922	52,922	0	KF Investors LLC	52,922	$568,911.50

Total	1,212,417	1,212,417	0		1,212,417	$13,033,482.75

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